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                                                                   EXHIBIT 10.40



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                         SECURITIES PURCHASE AGREEMENT



                                BY AND BETWEEN



                      ANCHOR PACIFIC UNDERWRITERS, INC.,
                            a Delaware corporation



                                      AND



                       WARD NORTH AMERICA HOLDING, INC.,
                           a California corporation



                           Dated as of March 9, 2000

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                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT is made and entered into as of March 9, 2000 (the "Effective Date") by and between Anchor Pacific Underwriters, Inc., a Delaware corporation (the "Company"), and Ward North America Holding, Inc., a California corporation ("Purchaser"). The parties hereby agree as follows:

     1.   PURCHASE AND SALE OF SECURITIES.

          1.1  Sale and Issuance of Senior Convertible Debentures.

               (a) Purchaser has purchased and the Company has issued and sold to Purchaser (i) Series E Convertible Debentures (the "Debentures"), in the form attached hereto as Exhibit A, in the principal amount of $500,000 (the
                   ---------
"Debentures Purchase Price") and (ii) five year term Warrants attached thereto for the purchase of 300,000 shares of the Common Stock of the Company exercisable at $.50 per share (the "Debenture Warrants").

               (b) The Company acknowledges that Purchaser has already delivered $500,000 in cash to the Company as payment for the Debentures (including the Debenture Warrants), and Purchaser acknowledges that the Company has already delivered to Purchaser $500,000 of the Debentures (including the Debenture Warrants), pursuant to the terms and conditions of that certain Letter Agreement by and between the Company and Purchaser dated November 29, 1999 (the "Letter Agreement") and the subsequent letter agreement between the Company and Purchaser dated February 18, 2000 (the "later Letter Agreement").

               (c) The payment provision of the Debentures shall be amended to provide for repayment on July 1, 2000. The Debentures shall be convertible at all times prior to repayment by the Company and following the Closing (as defined in Section 1.5 below) the payment date may be extended at Purchaser's election to a date no later than December 31, 2002.

          1.2  Sale and Issuance of Preferred Stock.

               (a) The Company shall, on or before the Closing, adopt and file a Certificate of Designation (the "Certificate of Designation") in the form attached hereto as Exhibit B with the Delaware Secretary of State, creating a
                   ---------
Series A Convertible Preferred Stock, $.02 par value per share ("Series A Preferred Stock"), which series shall initially consist of 1,853,300 shares.

               (b) Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to Purchaser at the Closing, 1,853,300 shares of the Company's Series A Preferred Stock (the "Shares") for the purchase price of One Dollar and 079156/100 ($1.079156) per share, for a total purchase price for the Shares of $2,000,000. Purchaser has previously made a convertible bridge loan (the "Bridge Loan") in the amount of $200,000 to the Company and Purchaser may apply the principal amount of the Bridge Loan and any accrued interest thereon toward the purchase price of the Shares and the remainder of the purchase price shall be paid in cash.

          1.3  Execution and Delivery of Secured Convertible Loan Facility.

               Subject to the terms and conditions of this Agreement, Purchaser agrees to execute and deliver at the Closing, and the Company agrees to execute and deliver to Purchaser at Closing, a Secured Convertible Loan Facility (the "Loan Facility"), in the form attached hereto as

Exhibit C, which shall permit the Company to borrow from Purchaser the principal
---------
amount of up to $1,000,000 at an interest rate of 10% per annum. The Loan Facility shall initially be convertible into that number of shares of the Company that when added to all other convertible securities held by Purchaser of the Company, shall allow Purchaser to acquire on a fully diluted basis 74.5% of the Company's Common Stock assuming the full $1,000,000 was borrowed.

          1.4  Standstill.

               During the 36 month period commencing on the date of the Closing, Purchaser shall not acquire any securities of the Company except pursuant to the conversion or exercise of the Shares, the Debentures, the Loan Facility or the Debenture Warrants, until Purchaser has either (i) made a tender offer (the "Tender Offer") pursuant to Regulation 14D as promulgated under the Exchange Act, as defined below, for the purchase of all the shares of Common Stock of the Company outstanding and not owned by Purchaser or its affiliates, or (ii) Purchaser has made an offer to acquire all remaining securities of the Company outstanding by way of a cash merger (the "Merger"). The price per share offered in the Tender Offer or in the Merger shall be the greater of (i) $.80 per share (as adjusted for stock splits, combinations or dividends with respect to such shares) or (ii) a price per share determined by assuming the value of the Company to be equal to the Company's earnings before interest and taxes for the last twelve months most recently ended immediately prior to such Tender Offer or Merger, multiplied by six and divided by the number of shares outstanding of the Company on a fully diluted basis.

          1.5  The Closing.

               (a) The purchase and sale of the Shares and the execution and delivery of the Loan Facility shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, on March 10, 2000, or at such other time and place as the Company and Purchaser mutually agree upon orally or in writing (which time and place are designated as the "Closing").

               (b) At the Closing, the Company shall deliver to the Purchaser a stock certificate registered in Purchaser's name evidencing the Shares against delivery to the Company by Purchaser of $2,000,000 (the "Stock Purchase Price" and collectively with the Debentures Purchase Price and the Stock Purchase Price, the "Total Purchase Price").

               (c) Except as provided in Section 1.2(b) above, the Total Purchase Price (less the $500,000 previously paid by the Purchaser for the Debentures and the $200,000 previously advanced by the Purchaser in the form of a Bridge Loan) shall be paid by a wire transfer of funds to an account designated by the Company, which account shall be designated no later than three
(3) days prior to the Closing.

          1.6 Reservation of Common Stock. Any shares of Common Stock of the Company issuable upon conversion of the Series A Preferred Stock when issued, issuable upon conversion of the Loan Facility or the Debentures when issued or issuable upon exercise of the Debenture Warrants are herein referred to as the "Underlying Common Stock." The Debentures, the Debenture Warrants, the Shares, the Loan Facility and the Underlying Common Stock are sometimes herein referred to collectively as the "Securities." The Board of Directors of the Company will, prior to the Closing, vote to authorize an increase in the number of shares of Common Stock the Company is authorized to issue and shall reserve and authorize the continued reservation of, free of preemptive rights and other preferential rights, (a) a sufficient number of its authorized but unissued shares of Series A Preferred Stock to satisfy the purchase hereunder, and (b) a sufficient number of its

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authorized but unissued shares of Common Stock to satisfy the rights of conversion of all the Debentures, the Shares, the Loan Facility, and the exercise of the Debenture Warrants.

          1.7 Further Stockholder Action. Prior to the Closing, the Company will (a) secure the written consent of the holders of a sufficient number of shares of its Common Stock to authorize an increase in the number of shares of Common Stock the Company is authorized to issue to at least 50,000,000; and (b) prepare and file a Certificate of Designation to reflect the specific terms and conditions of the Series A Preferred Stock. Subsequent to the Closing, the Company will also take the necessary steps to promptly prepare, file and circulate an Information Statement (the "Information Statement") in conformity with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the "Exchange Act"). Approximately, twenty-one (21) days after the circulation of the Information Statement, the Company will take the necessary steps to amend its Certificate of Incorporation by filing an amendment with the Delaware Secretary of State to increase the number of shares of Common Stock the Company is authorized to issue to 50,000,000.

     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          Except as otherwise set forth on the Schedule of Exceptions attached hereto as Exhibit D specifically identifying the relevant subparagraph hereof,
          ---------
which exceptions shall be deemed to be representations and warranties hereunder, the Company hereby represents and warrants to Purchaser as follows:

          2.1 Organization and Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, financial condition, properties, operations or results of operations of the Company.

          2.2 Authority. The Company has taken all corporate action necessary in order, to execute, deliver and perform its obligations under this Agreement, the Investor Rights Agreement and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), to issue and sell the Debentures, the Debenture Warrants, the Shares and the Loan Facility and to carry out the provisions of this Agreement and the Investor Rights Agreement or any Ancillary Agreement. This Agreement, the Investor Rights Agreement and each Ancillary Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          2.3 Capitalization. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 16,000,000 shares of Common Stock, $0.02 par value, of which 4,710,055 shares are issued and outstanding as of the Closing; 2,000,000 shares of Preferred Stock, $0.02 par value, 1,853,300 of which have been designated as Series A Preferred Stock, none of which are currently issued and outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and are free and clear of any lien, mortgage, pledge, security interest, claim or other encumbrances (collectively, "Encumbrances"). Except as set forth in the Schedule of Exceptions, there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion

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rights, or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock. All of the outstanding shares of Common Stock, Preferred Stock, options and warrants have been duly and validly issued in compliance with all applicable federal and state securities laws.

          2.4 Validity. The sale of the Debentures, the Debenture Warrants and the Shares, and the subsequent conversions and/or exercise, as applicable, of the Debentures, the Debenture Warrants, the Shares and the Loan Facility are not and will not be subject to any preemptive rights or rights of first refusal that have not been waived and, when issued, sold and delivered in compliance with the provisions of this Agreement and the Company's Certificate of Incorporation, the Securities will be validly issued, fully paid and nonassessable, and will be free of any Encumbrances; provided, however, the parties recognize and understand that further action is required following the Closing with respect to the preparation, filing and circulation of the Information Statement by the Company as required under the Exchange Act.

          2.5 SEC Filings. The Company has filed with the Securities and Exchange Commission (the "SEC") all reports, schedules, forms, statements and other documents required pursuant to the Exchange Act, since January 1, 1997 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. As of their respective dates, none of the SEC Documents (including any and all financial statements included therein) filed pursuant to the Exchange Act or any rule or regulation thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all SEC Documents filed since January 1, 1997 (the "SEC Financial Statements") comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). The SEC Financial Statements fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal recurring audit adjustments). Except as set forth on the Schedule of Exceptions, the Company does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of the Company or in the notes thereto, except (i) liabilities reflected in the consolidated audited balance sheet of the Company as of December 31, 1998 or the notes thereto, (ii) liabilities reflected in the consolidated unaudited balance sheet of the Company as of September 30, 1999, or any notes thereto, and (iii) liabilities disclosed in any SEC Documents filed by the Company prior to the date of this Agreement with respect to any period ending, or date occurring, after September 30, 1999.

          2.6 Absence of Changes or Events. Except as set forth on the Schedule of Exceptions, since September 30, 1999, the Company has conducted its business only in the ordinary

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course consistent with past practice, and there is not and has not been: (i)
since September 30, 1999, any condition, event or occurrence which has had a material adverse effect on the business, properties, financial condition or results of operations of the Company (a "Material Adverse Effect"); (ii) since September 30, 1999, any condition, event or occurrence which as of the date of this Agreement, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company; or (iii) since September 30, 1999, any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

          2.7  Material Contracts and Agreements.

               (a) The Schedule of Exceptions lists the following accounts, agreements, leases, contracts, notes, mortgages, indentures, arrangements or other obligations (individually, a "Contract," collectively, the "Contracts") to which the Company is a party on the date hereof:

                    (i) any Contract the performance of which is expected to involve consideration payable either to or by the Company in excess of $25,000 per annum;

                    (ii) any Contract which restricts or contains limitations on the ability of the Company to freely conduct business in any area within the United States;

                    (iii) any collective bargaining agreement to which the Company is a party;

                    (iv) any employment agreement to which the Company is a party; and

                    (v) any Contract which relates to indebtedness owed by the Company having a principal amount of $25,000 or more, or the guarantee thereof.

               (b) The Company has made available to Purchaser a correct and complete copy of each Contract listed in the Schedule of Exceptions, together with any and all amendments or modifications thereto. Each such Contract is valid, binding, enforceable, and in full force and effect, and the Company is not in breach or default under any such Contract and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default, or permit termination, modification, or acceleration, under such Contract.

               (c) The Company owns each and every Contract to which it is a party and no employee or agent producer has any ownership in any Contract, account or business of the Company.

          2.8 Accounts Receivable. All accounts receivable of the Company have and will have arisen from the provision of services by the Company in the ordinary course of business. The Company has not received any notice of, nor does the Company know of any counterclaim or set-off with respect to any accounts receivable or any facts or circumstances that would be the basis for, any such counterclaim or set-off which is not reflected or taken into account in the contractual allowance or bad debt reserves set forth in the SEC Financial Statements.

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

          2.9 Fixed Assets. The fixed assets of the Company used in its operations, including, but not limited to, all vehicles, materials, equipment, and computers are in good working order and condition in all material respects.

          2.10 Title to Properties and Assets; Liens; etc. The Company has good and marketable title to its properties and assets, and good title to all its leasehold estates, in each case free of all Encumbrances other than (a) liens resulting from taxes which have not yet become delinquent, (b) minor liens, encumbrances, or defects of title which do not, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the Company's ownership or use of such property or assets, or
(c) as set forth on the Schedule of Exceptions. With respect to property it leases, the Company is in compliance with such leases in all material respects.

          2.11 Compliance with Other Instruments. Other than as set forth on the Schedule of Exceptions, the Company is not in violation or default of any term or provision of its Certificate of Incorporation or Bylaws, any Contract, judgment, decree or order to which it is a party or by which it is bound or, to the best of its knowledge, any statute, rule or regulation applicable to the Company. Other than as set forth on the Schedule of Exceptions, the execution, delivery and performance of this Agreement, the Investor Rights Agreement or any Ancillary Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the Certificate of Incorporation or By-laws of the Company, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company (with or without notice, lapse of time or both) pursuant to any Contracts binding upon the Company, (C) a violation of any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental entity ("Law") or any governmental or non-governmental permit or license to which the Company is subject or (D) any change in the rights or obligations of any party under any Contract binding upon the Company.

          2.12 Litigation, etc. Other than as set forth on the Schedule of Exceptions, there are no actions, suits, proceedings, or investigations before any court, or administrative agency pending or, to the best of the Company's knowledge, currently threatened by, against or with respect to the Company. The Company is not a party or subject to, and none of its assets are bound by, the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

          2.13 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the SEC Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected to be treated as a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the SEC Financial

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Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

          2.14 Employees. No employee of the Company is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any Court or administrative agency that would conflict with such employee's obligation to use his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted. To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with the Company or any previous employer. The Company has no collective bargaining agreements with any of its employees and to the best of the Company's knowledge there is no labor union organizing activity pending or threatened with respect to the Company. Except as set forth on the Schedule of Exceptions, there is no pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, or any other employee benefit or welfare benefit plan with respect to any officer or employee of the Company. Other than as set forth on the Schedule of Exceptions, the employment of each officer and employee of the Company is terminable at the will of the Company. To the Company's knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

          2.15 Insurance. The Company has adequate insurance, with financially sound and reputable insurers, with respect to its properties that are of a character customarily insured by entities engaged in the same or a similar business similarly situated, against loss or damage of the kinds customarily insured against by such entities, which insurance is of such types (including public liability and errors and omissions insurance) as are customarily carried under similar circumstances by such other entities. No policy of insurance held by the Company has been cancelled nor has any requested coverage been refused by the Company's insurance carrier.

          2.16 Registration Rights. Except as required by the Investor Rights Agreement (as described herein) or as set forth in the Schedule of Exceptions, the Company is not under any obligation to register (as defined in the Investor Rights Agreement) any of its presently outstanding securities or any of its securities which may hereafter be issued.

          2.17 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement and the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

          2.18 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3.3 hereof, the offer, issue, and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

          2.19 Operating Rights. To the knowledge of the Company, the Company has all operating authority, licenses, franchises, permits, certificates, consents, rights and privileges (collectively "Licenses") as are necessary or appropriate to the operation of its business as now conducted and, except as set forth in the Schedule of Exceptions, as proposed to be conducted. To the knowledge of the Company, such Licenses are in full force and effect, no violations have been or are expected to have been recorded in respect of any such Licenses, and no proceeding is pending or threatened that could result in the revocation or limitation of any of such Licenses. The Company has conducted its business so as to comply in all material respects with all such Licenses.

          2.20 Protection of Proprietary Information.

               (a) The Company has taken all reasonable security measures to protect the secrecy, confidentiality, and value of all trade secrets, know-how, inventions, designs, processes, and technical data required to conduct its business.

               (b) Each officer, employee, or consultant of the Company has signed a proprietary information agreement substantially in the Company's standard form of such agreement, each of which agreements remains in full force and effect as of the date hereof. To the best of the Company's knowledge, none of the Company's current or former officers, employees, or consultants is or will be in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.21 Rights in Proprietary Information. To the knowledge of the Company, the Company has sufficient right, title and interest in and to all proprietary rights necessary for its business as now conducted, without any known conflict or infringement of the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, or other proprietary rights of any other person or entity, nor does the Company have reason to believe that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, or other proprietary rights of any person or entity.

          2.22 Minute Books. The minute books of the Company made available to the Purchaser's counsel for review contain a complete summary of all meetings of and actions by directors and stockholders of the Company, from the time of incorporation to the date hereof, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.23 Voting Agreements. There exists no voting agreements or voting trusts involving shares of the Company's stock or any stockholder of the Company, other than those included in the Investor Rights Agreement.

          2.24 Full Disclosure. Neither this Agreement, the representations and warranties by the Company contained herein, the Exhibits hereto, the Investor Rights Agreement or any Ancillary Agreement, nor any other written statement or certificate delivered or to be furnished to the Purchaser in connection herewith or therewith, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Company which has not been disclosed to Purchaser that would materially adversely affect the Company's business or financial condition or its ability to perform its obligations under this Agreement.

     3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

          Purchaser hereby represents and warrants to the Company as follows:

          3.1 Legal Power. It has the requisite legal power to enter into this Agreement, the Investor Rights Agreement, the Loan Facility and any Ancillary Agreement, to purchase the Debentures, the Debenture Warrant and the Shares and to carry out and perform its obligations under the terms of this Agreement, the Investor Rights Agreement, the Loan Facility and any Ancillary Agreement.

          3.2 Due Execution. This Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by the Company, this Agreement, the Investor Rights Agreement and any Ancillary Agreement, will be valid and binding agreements of it enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

          3.3  Representations.

               (a) It is acquiring the Securities for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

               (b) It understands that (i) the Securities have not been registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration;
(ii) the Debentures, the Shares, the Loan Facility, the Debenture Warrants, and each certificate representing the Underlying Common Stock will be endorsed with the following legend:


     "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR RULE 144A OR THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT."

and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Shares, the Loan Facility, the Debentures, the Debenture Warrants or the Underlying Common Stock unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to SEC Rule 144 or Rule 144A and Purchaser provides the Company with evidence reasonably satisfactory to the Company and its counsel that the proposed transaction satisfies the requirements of Rule 144 or Rule 144A. The Company agrees to remove the foregoing legend from any securities if the requirements of SEC Rule 144(k) (or any successor rule or regulation) apply with respect to such securities and the Company and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.

               (c) It has not been offered the Securities by any form of advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.

               (d) It is an "accredited investor" within the meaning of Rule 501 of Regulation D of the 1933 Act.

               (e) It was not formed for the specific purpose of acquiring the Securities offered hereunder.

     4.   CERTAIN COVENANTS.

          4.1 Access and Information. The Company shall permit Purchaser and its representatives to have access, upon reasonable advance notice, to the real property owned or leased by the Company and to the offices of the Company, and shall furnish, or cause to be furnished, to Purchaser any financial and operating data and other information that is available with respect to the business and properties of the Company, including, but not limited to, all books, records and contracts, as Purchaser shall from time to time request.

          4.2 Confidentiality. Each party acknowledges that it may have access to various items of proprietary and confidential information of the other in the course of investigations and negotiations prior to Closing. Each party agrees that any such information received from the other party shall be kept confidential and shall not be used for any purpose other than to facilitate the consummation of the transactions contemplated herein. Confidential and proprietary information shall include any business or other information which is delivered by one party to the other, unless such information (i) is already public knowledge, (ii) becomes public knowledge through no fault, action or inaction of the receiving party or (iii) was known by the receiving party, or any of its directors, officers, employees, representatives, agents or advisors, as applicable, prior to the disclosure of such information by the disclosing party to the receiving party. No party hereto, nor its respective officers, directors, employees, accountants, attorneys, or agents, as applicable, shall intentionally disclose the existence or nature of, or any of the terms and conditions relating to, the transactions referred to herein, to any third person without the written consent of all other parties.

          4.3 Public Disclosure. Except as may be required to comply with the requirements of applicable law or the rules and regulations of a stock exchange upon which the securities of a party may be listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto; provided, however, that to the extent that either party to this Agreement is required by law or the rules and regulations of any stock exchange upon which the securities of one of the parties is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

     5.   CONDITIONS TO CLOSING.

          5.1 Conditions to Obligations of Purchaser at the Closing. Purchaser's obligation to purchase the Shares and enter into the Loan Facility at the Closing is subject to the fulfillment to the Purchaser's satisfaction, at or prior to the Closing, of the following conditions, any of which may be waived by Purchaser:

               (a)  Approval by Board of Directors of Purchaser. The Board of
                    -------------------------------------------
Directors of Purchaser shall have approved the execution and performance of this Agreement and all documents related thereto;

               (b)  Approval by Stockholders of the Company. The Company shall
                    ---------------------------------------
seek a written consent from a majority of the Stockholders of the Company approving an amendment of the Company's Certificate of Incorporation to increase the authorized capital from 16,000,000 shares of Common Stock authorized to 50,000,000 shares of Common Stock authorized;

               (c)  Delivery of the Debentures, the Debenture Warrants, the
                    -------------------------------------------------------
Shares and the Loan Facility. The Company shall have delivered to Purchaser the
----------------------------
Debentures, the Debenture Warrants, the Shares and the Loan Facility;

               (d)  Certificate of Secretary. The Company shall have delivered
                    ------------------------
to Purchaser a certificate of the Secretary of the Company, dated as of the Closing Date, certifying a copy of the resolutions of the board of directors of the Company authorizing the execution and performance of this Agreement and all documents related thereto, and that such resolutions were duly adopted and are in full force and effect;

               (e)  Certificate of Officers. Each of the representations and
                    -----------------------
warranties of the Company contained in this Agreement shall be true in all material respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants, conditions and agreements of the Company to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Purchaser shall have received at the Closing a certificate to the foregoing effect, dated as of the Closing Date and executed on behalf of the Company by its President and its Chief Financial Officer;

               (f)  Due Diligence; Financial Verification. Purchaser shall have
                    -------------------------------------
completed to its satisfaction its due diligence investigation of the Company, including financial and legal due diligence;

               (g)  Fiduciary Cash. The Company shall have, as of the date of
                    --------------
the Closing, Fiduciary Cash equal to or greater than Fiduciary Obligations, as calculated in accordance with California Department of Insurance Regulations;

               (h)  Opinion of Counsel. Purchaser shall have received from
                    ------------------
Sheppard, Mullin, Richter & Hampton LLP, counsel to the Company, an opinion letter substantially in the form attached hereto as Exhibit E, addressed to
                                                    ---------
Purchaser, dated the date of the Closing;

               (i)  Certificate of Designation. The Certificate of Designation,
                    --------------------------
in the form set forth as Exhibit B hereto, shall have been filed with the
                         ---------
Secretary of State of the State of Delaware;

               (j)  Investor Rights Agreement. The Company and Purchaser shall
                    -------------------------
have entered into the Investor Rights Agreement in the form of Exhibit F
                                                               ---------
attached hereto;

               (k)  Other Documents; Consents. Purchaser shall have received
                    -------------------------
such other documents and instruments as Purchaser or Purchaser's counsel reasonably may request to better evidence or effectuate the transactions contemplated hereby, including but not limited to, all consents required on the part of the Company in connection with the valid execution and delivery of this Agreement and the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby; and

               (l)  No Material Adverse Change. Since December 31, 1999, there
                    --------------------------
shall not have been (i) any condition, event or occurrence which individually or in the aggregate, has had a Material Adverse Effect on the Company; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company; or (iii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

          5.2 Conditions to Obligations of the Company at the Closing. The Company's obligation to issue and sell the Shares and enter into the Loan Facility under this Agreement is subject to the fulfillment to the Company's satisfaction, at or prior to the Closing, of the following conditions, any of which may be waived by the Company:

               (a)  Total Purchase Price. Purchaser shall have delivered the
                    --------------------
Total Purchase Price to the Company in the manner set forth in Section 1.5 above;

               (b)  Certificate of Secretary. Purchaser shall have delivered to
                    ------------------------
the Company a certificate of the Secretary of the Purchaser, dated as of the Closing Date, certifying a copy of the resolutions of the board of directors of the Purchaser authorizing the execution and performance of this Agreement and all documents related thereto, and that such resolutions were duly adopted and are in full force and effect;

               (c)  Certificate of Officers. Each of the representations and
                    -----------------------
warranties of Purchaser contained in this Agreement shall be true in all material respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants, conditions and agreements of Purchaser to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and the Company shall have received at the Closing a certificate to the foregoing effect, dated as of the Closing Date and executed on behalf of Purchaser by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries; and

               (d)  Other Documents; Consents. The Company shall have received
                    -------------------------
such other documents and instruments as the Company or Company's counsel reasonably may request to better evidence or effectuate the transactions contemplated hereby, including but not limited to, all consents required on the part of the Purchaser in connection with the valid execution and delivery of this Agreement and the consummation of any other transaction contemplated hereby.

     6.   TERMINATION.

          6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

               (a)  by the mutual agreement of the Company and Purchaser;

               (b) by either the Company or Purchaser, by giving written notice of such termination to the other party, if such other party shall breach any of its material obligations or agreements under this Agreement and such breach shall be incapable of cure or has not been cured within thirty (30) days following the giving of written notice of such breach to the breaching party;

               (c) by either the Company or Purchaser, by giving written notice of such termination to the other party, if there shall be in effect any law or regulation that prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

               (d) by either the Company or Purchaser, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to March 15, 2000.


          6.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 6.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this
Section 6.2 and Sections 4.2 and 4.3 hereof, and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

     7.   INDEMNIFICATION.

          7.1 Survival. Unless otherwise set forth in this Agreement, the warranties, representations and agreements of the Company and Purchaser contained herein shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or Purchaser.

          7.2 Indemnification by the Company. The Company shall indemnify and hold harmless Purchaser against any and all losses, liabilities, claims and expenses, including reasonable attorneys' fees ("Losses"), sustained by Purchaser resulting from, arising out of, or connected with any inaccuracy in, breach of, or nonfulfillment of any representation, warranty, covenant or other obligation of the Company contained in this Agreement. Notwithstanding the foregoing, the Company shall not be liable for any of Purchaser's lost profits or any incidental or consequential damages.

          7.3 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless the Company against any and all Losses sustained by the Company resulting from, arising out of, or connected with any inaccuracy in, breach of, or nonfulfillment of any representation, warranty, covenant or agreement made by or other obligation of Purchaser contained in this Agreement. Notwithstanding the foregoing, Purchaser shall not be liable for any of the Company's lost profits or any incidental or consequential damages.

     8.   MISCELLANEOUS.

          8.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

          8.2 Attorneys' Fees. In the event that any party to this Agreement institutes any legal proceeding to enforce any of the provisions of this Agreement, then the prevailing party in such proceeding shall be entitled to collect and receive its reasonable attorneys' fees and costs, through and including all appeals, and the other party shall pay for same.

          8.3 Arbitration; Venue and Jurisdiction. The parties hereto agree that any dispute arising out of or relating to this Agreement or the breach, termination or the validity hereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") by a neutral arbitrator who shall be a former superior court or appellate court judge or justice with experience in resolving business disputes. The arbitration shall be governed by the California Code of Civil Procedure Section 1280 et seq. and the parties intend this procedure to be specifically enforceable in accordance with such provisions. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The parties agree that the judgment or decision of the arbitrator shall be final and binding. The parties agree that the venue for the arbitration shall be in the County of San Diego, California. The arbitrator shall be required to follow the applicable law as set forth in the governing law section of this Agreement. The arbitrator shall award reasonable attorneys' fees and costs of arbitration to the prevailing party in such arbitration. The parties hereto consent to the personal jurisdiction of any court in the County of San Diego, California for the enforcement of this agreement to arbitrate and any award granted pursuant to said arbitration or settlement of any dispute related hereto.

          8.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

          8.5 Entire Agreement. This Agreement, the Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, including, but not limited to, the Letter Agreement; provided, however, that Paragraph 1(g) of the Letter Agreement shall remain in effect in accordance with its terms. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

          8.6 Separability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.7 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only with the written consent of the Company and Purchaser.

          8.8 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the third day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to Purchaser, at its address set forth at the end or this Agreement, or at such other address as Purchaser shall have furnished to the Company in writing in each case with a copy to Bruce Feuchter, Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, or (b) if to the Company, at its address as set forth at the end of this

Agreement, or at such other address as the Company shall have furnished to the Purchasers in writing, in each case with a copy to A. John Murphy, Sheppard, Mullin, Richter & Hampton LLP, Four Embarcadero Center, Suite 1700, San Francisco, California 94111.

          8.9  Finders' Fees.

               (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold Purchaser harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.

               (b) Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, other than Hales & Company, who shall be paid by Purchaser, and (ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which such Purchaser or any of its employees or representatives are responsible.

          8.10 Fees and Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

          8.11 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     The foregoing Securities Purchase Agreement is hereby executed as of the date first above written.

610 West Ash Street, Suite 1500       WARD NORTH AMERICA HOLDING, INC.
San Diego, California 92101


                                      By:  /s/ Jeffrey S. Ward
                                           -----------------------------------
                                           Jeffrey S. Ward,
                                           President and Chief Executive Officer


1800 Sutter Street, Suite 400         ANCHOR PACIFIC UNDERWRITERS, INC.
Concord, California  94520


                                      By:  /s/ James R. Dunathan
                                           -----------------------------------
                                           James R. Dunathan,
                                           President and Chief Executive Officer